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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 14, 1997, which appears on page 29 of the 1997 Annual Report to Shareholders of RemedyTemp, Inc., which is incorporated by reference in RemedyTemp, Inc.'s Annual Report on Form 10-K for the year ended September 28, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 15 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP



Costa Mesa, California
March 3, 1998